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                                                             PAGE 17 OF 18 PAGES
                                                             -------------------

                                                                       EXHIBIT 2

                           2ND JOINT FILING AGREEMENT


     Each of the undersigned hereby agrees that the Schedule 13D, to which this Agreement is attached as Exhibit 2, and all amendments thereto, may be filed on behalf of each such person.

Dated:  July 31, 1997


By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo


SAVOY PARTNERS, INC.

By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo
     President


JET CAPITAL CORPORATION

By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo
     President


LORENZO FAMILY FOUNDATION

By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo
     Trustee


TRUST FOR BENEFIT OF
NICOLE PATRICIA LORENZO - 1992 TRUST

By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo
     Trustee
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                                                             PAGE 18 OF 18 PAGES
                                                             -------------------


MERCEDES ANA LORENZO TRUST

By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo
     Trustee


CAROLINA GRACE LORENZO TRUST

By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo
     Trustee


FRANCISCO A. LORENZO, AS CUSTODIAN
FOR TIMON FRANCIS LORENZO

By /s/ Francisco A. Lorenzo
   ------------------------
     Francisco A. Lorenzo